                                       Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              ___________________

                        NEWBRIDGE NETWORKS CORPORATION
            (Exact name of Registrant as specified in its charter)

            Canada                                         98-0077506
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                      Identification Number)

600 March Road, Kanata, Ontario, Canada                     K2K 2E6
(Address of Principal Executive Offices)                  (Zip Code)

                              ___________________

                        Newbridge Networks Corporation
                      1999 Key Employee Stock Option Plan
                           (Full title of the plan)

                                John A. Farmer
                                   Secretary
                        Newbridge Networks Corporation
                                600 March Road
                        Kanata, Ontario, Canada K2K 2E6
                    (Name and address of agent for service)
                              ___________________


                                (613) 591-3600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
      Title of                            Proposed maximum     Proposed maximum
   securities to         Amount to         offering price     aggregate offering         Amount of
   be registered       be registered        per share/*/          price*             registration fee
-----------------------------------------------------------------------------------------------------
   Common Shares     10,000,000 shares       US$ 26-7/8         US$268,750.,000          US$74,713
-----------------------------------------------------------------------------------------------------


* Solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c), based upon the average of the high and low prices for the Common Shares reported in the consolidated reporting system on September 2, 1999.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement is a new Registration Statement covering Common Shares which may be issued pursuant to the Newbridge Networks Corporation 1999 Key Employee Stock Option Plan.


Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference and made a part hereof: the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1999; and the Company's Registration Statement on Form 8-A dated August 30, 1994 (for a description of the Company's Common Shares).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 after the date of the Prospectus and prior to the filing of a post-effective amendment which indicates that all Common Shares offered by the Prospectus have been sold or that deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

The Company will provide without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary, Newbridge Networks Corporation, 600 March Road, Kanata, Ontario, Canada K2K 2E6, telephone (613) 591-3600.


Item 5.  Interests of Named Experts and Counsel.

The consolidated financial statements of Newbridge Networks Corporation included in the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1999 and incorporated herein by reference, for the periods indicated in their report, have been examined by Deloitte & Touche LLP, 90 Sparks Street, Ottawa, Ontario, independent chartered accountants, whose report on such financial statements appear in such Annual Report and are also incorporated herein. Such financial statements have been incorporated herein in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

The validity of the issuance of the Common Shares offered by the Company hereby will be passed upon for the Company by Osler, Hoskin & Harcourt, Ottawa, Ontario. As of July 6, 1999, Kent H. E. Plumley, a director of the Company and a member of such firm, or members of his immediate family, beneficially owned 274,687 Common Shares. The Company is also represented by Hunton & Williams, New York, New York, who will pass upon certain legal matters relating to the Company and the offering of the Common Shares in the United States.


Item 8.  Exhibits.

 5.1           Opinion of Hunton & Williams.

 5.2           Opinion of Osler, Hoskin & Harcourt.

 23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1).

 23.2 Consent of Osler, Hoskin & Harcourt (included in the opinion filed as Exhibit 5.2).

 23.3          Consent of Deloitte & Touche LLP.

 24            Powers of Attorney. (1)

___________________

(1) Incorporated by reference to Exhibit 25 to the Company's Registration Statement No. 33-43454 and Post-Effective Amendment No. 2 to Registration Statement No. 33-33981, as filed on Form S-8 on October 22, 1991, and to
     Exhibit 25.2 to the Company's Registration Statement No. 33-51538, as filed on Form S-8 on September 1, 1992.

                                  SIGNATURES

Pursuant to the requirements of the United States Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kanata, Province of Ontario, Canada on the 17/th/ day of August, 1999.



                           NEWBRIDGE NETWORKS CORPORATION


                           By:   /s/ Terence H. Matthews
                              ------------------------------------
                                Terence H. Matthews, Chairman of the
                                Board and Chief Executive Officer


                           By:   /s/ Alan Lutz
                              ------------------------------------
                                Alan Lutz, President and Chief Operating Officer United States Authorized Representative


Pursuant to the requirements of the United States Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                        Title                            Date
       ---------                                        -----                            ----
      /s/ Terence H. Matthews
  -------------------------------
     (Terence H. Matthews)                       Chairman of the Board,             August 17, 1999
                                                 Chief Executive Officer


    /s/ Kenneth Wigglesworth
 --------------------------------
  (Kenneth B. Wigglesworth)                      Executive Vice President           August 17, 1999
                                                 and Chief Financial Officer


*  Denzil J. Doyle, Alan D. Horn,
 Trevor G. Jones, Graham C. C. Miller,
 Donald Mills, Kent H. E. Plumley
 John C. J. Thynne and Peter D. Charbonneau           Directors

*By:      /s/ Peter Nadeau                                                          August 17, 1999
    -----------------------------
    (Peter Nadeau, Attorney-in-Fact)

                                 EXHIBIT INDEX


Exhibit
  No.                                                                    Page
-------                                                                  ----

5.1       Opinion of Hunton & Williams.

5.2       Opinion of Osler, Hoskin & Harcourt.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1).

23.2      Consent of Osler, Hoskin & Harcourt (included in the opinion filed as
          Exhibit 5.2).

23.3      Consent of Deloitte & Touche LLP.

24        Powers of Attorney. (1)


___________________

(1) Incorporated by reference to Exhibit 25 to the Company's Registration Statement No. 33-43454 and Post-Effective Amendment No. 2 to Registration Statement No. 33-33981, as filed on Form S-8 on October 22, 1991, and to
     Exhibit 25.2 to the Company's Registration Statement No. 33-51538, as filed on Form S-8 on September 1, 1992.